UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 East Commerce Drive, Suite A, Schaumburg, Illinois 60173

(Address of Principal Executive Offices, Including Zip Code)

(630) 872-5800

 (Registrant's Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K of Capital Growth System, Inc. dated December 15, 2006 is filed for the purpose of filing the financial statements of Global Capacity Group, Inc. required by Item 9.01(a) of this Form and the pro forma financial information required by Item 9.01(b) of this Form.

Item 9.01 Financial Statement and Exhibits.
(a) Financial statements of the businesses acquired.
The following financial statements are filed herewith:
•	Audited financial statements of Global Capacity Group, Inc. as of and the year ended, December 31, 2005;
•	Unaudited interim balance sheet of Global Capacity Group, Inc. as of September 30, 2006 and 2005; and
•	Unaudited financial information of Global Capacity Group, Inc. for the nine months ended September 30, 2006 and 2005.
(b) Unaudited pro forma financial information.
The following pro forma financial information is filed herewith:
•	Unaudited pro forma combined statements of operations for the year ended December 31, 2005;
•	Unaudited pro forma combined statements of operations for the nine months ended September 30, 2006; and
•	Unaudited pro forma combined balance sheet as of September 30, 2006.

2

Exhibits.

Exhibit No.	Description
2.*
Capital Growth Systems, Inc., a Florida corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Global Capacity Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of the Company, Global Capacity Group, Inc., a Texas corporation (“GCG”), John Abraham and David P. Walsh (the “Executives”) to acquire all of the capital stock of GCG in exchange for certain cash and stock consideration.*

99.1*	Press Release dated December 13, 2006, announcing the acquisition of Global Capacity Group, Inc.
99.2
Audited financial statements of Global Capacity Group, Inc. as of, and for the years ended, December 31, 2005. Unaudited interim balance sheet of Global Capacity Group, Inc. as of, and for the nine months ended September 30, 2006 and 2005.

99.3	Unaudited pro forma combined financial statements.

*  Previously filed.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Capital Growth Systems, Inc. has duly caused this Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2007
CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ D. Skip Behm
Chief Financial Officer

4